Exhibit 5.1

                                 July 2, 1997



United States Filter Corporation
40-004 Cook Street
Palm Desert, California 92211


                    Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

      I am general counsel of United States Filter Corporation (the "Company") and I have acted as counsel for the Company in connection with the preparation of the Form S-8 Registration Statement to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 412,356 shares of the Company's common stock, par value $.01 per share (the "Shares"), 400,000 of which are to be issued from time to time to certain officers and employees of the Company and its affiliates in connection with the exercise of options (the "Options") to purchase shares of the Company's Common Stock granted under the terms of the Chester Engineers, Inc. 1996 Stock Option Plan (the "Plan") and the Stock Option Agreements, dated as of April 30, 1997, between such officers and employees and the Company (the "Stock Option Agreements"), and 12,356 of which have been issued in connection with the cancellation of the options being replaced by the Options.

      I have examined the originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the Plan and the form of Stock Option Agreement and such other documents as I have deemed necessary or appropriate for purposes of this opinion.

      Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized and reserved for issuance, and that 400,000 of such Shares, when issued upon exercise of the Options pursuant to the terms of the Stock Option Agreements or otherwise in accordance with the Plan, will be, and 12,356 of such Shares are, legally and validly issued, fully paid and nonassessable.


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          I hereby  consent to the filing of this  opinion as Exhibit 5.1 to the
Registration Statement.

                                           Very truly yours,
                                           /s/ Damian C. Georgino
                                           Damian C. Georgino